                                                                    EXHIBIT 21.1





                                                                         STATE OF
                    ENTITY                                            INCORPORATION           DBA
                    ------                                            -------------           ---
Advanced Technologies and Installation Corporation                      Washington
Airlan Telecom Services, L.P.                                           Texas
Arby Construction Company, Inc.                                         Delaware
Austin Trencher, Inc.                                                   Delaware
Computapole, Inc.                                                       Delaware
Conti Communications, Inc.                                              Delaware
Croce Electric Company, Inc.                                            Delaware
Crown Fiber Communications, Inc.                                        Virginia
Dillard Smith Construction Company                                      Delaware
Driftwood Electrical Contractors, Inc.                                  Delaware               Maddux Communications
Edwards Pipeline Company, Inc.                                          Delaware
Environmental Professional Associates, Limited                          California             PROVCO
Fiber Technology, Inc.                                                  Texas
GEM Engineering Co., Inc.                                               Delaware
Golden State Utility Co.                                                Delaware
H. L. Chapman Pipeline Construction, Inc.                               Delaware               DB Utilities
Haines Construction Company                                             Delaware               Brown Engineering & Testing
Harker & Harker, Inc.                                                   Nevada
Intermountain Electric, Inc.                                            Colorado               Grand Electric
Irby Construction Company                                               Mississippi
Logical Link, Inc.                                                      Delaware
Manuel Bros., Inc.                                                      Delaware               Renaissance Construction
                                                                                               Western Directional
Mears Group, Inc.                                                       Delaware
Mejia Personnel Services, Inc.                                          Texas
Metro Underground Services, Inc.                                        Illinois
NetCom Management Group, Inc.                                           Delaware
Network Communications Services, Inc.                                   Delaware
Network Electric Company                                                Delaware
North Pacific Construction Co., Inc.                                    Delaware
North Sky Communications, Inc.                                          Delaware
Northern Line Layers, Inc.                                              Delaware
P.D.G. Electric Co.                                                     Florida
Pac West Construction, Inc.                                             Delaware
PAR Electrical Contractors, Inc.                                        Missouri               Union Power Construction Company
Parkside Site & Utility Company Corporation                             Delaware
Parkside Utility Construction Company                                   Delaware
Potelco, Inc.                                                           Washington             Kingston Constructors
                                                                                               Kuenzi Construction
                                                                                               NorAm Telecommunications
Professional Teleconcepts, Inc.                                         Illinois
Professional Teleconcepts, Inc.                                         New York
QSI, Inc.                                                               Delaware
Quanta Delaware, Inc.                                                   Delaware
Quanta Utility Installation Co., Inc.                                   Delaware
R. A. Waffensmith & Co., Inc.                                           Delaware
Ranger Directional, Inc.                                                Delaware
Riggin & Diggin Line Construction, Inc.                                 Delaware
Seaward Corporation                                                     Maine                  Interstate Equipment Corporation
                                                                                               Dot 05 Optical Communications



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
                                                                         STATE OF
                    ENTITY                                            INCORPORATION           DBA
                    ------                                            -------------           ---
Southeast Pipeline Construction, Inc.                                   Delaware
Spalj Construction Company                                              Delaware               Span-Con of Deerwood
                                                                                               Tjader & Highstrom
                                                                                               Wilson Roadbores
Specialty Drilling Technology, Inc.                                     Delaware
Sullivan Welding, Inc.                                                  Delaware
Sumter Utilities, Inc.                                                  Delaware
Telecom Network Specialists, Inc.                                       Delaware               JT Communications
The Ryan Company, Inc.                                                  Massachusetts
Tom Allen Construction Company                                          Delaware
Trans Tech Electric, L.P.                                               Texas
Trawick Construction Co.                                                Florida
TTGP, Inc.                                                              Delaware
TTLP, Inc.                                                              Delaware
TTM, Inc.                                                               North Carolina
TVS Systems, Inc.                                                       Delaware
TXLP, Inc.                                                              Delaware
Underground Construction Co., Inc.                                      Delaware               Hudson & Poncetta
Utilco, Inc.                                                            Georgia
VCI Telcom, Inc.                                                        Delaware
W. C. Communications, Inc.                                              Delaware
W.H.O.M. Corporation                                                    California
World Fiber, Inc.                                                       Delaware               Choice Optics
                                                                                               Sycamore Shoals
                                                                                               DeltaComm
                                                                                               Marlboro Cablevision Constructors